ILLUMINA, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated February 2, 2012

The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Illumina, Inc.

1.Purpose. The purpose of the Purchase Plan is to provide Employees of the Company and its Designated Companies with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, the Purchase Plan authorizes the purchase of Common Stock under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives.
2.    Definitions.
(a)    “Affiliate” shall mean any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(b)    “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Purchase Plan.
(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)    “Code Section 423(b) Plan” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.
(e)    “Common Stock” shall mean the common stock of the Company.
(f)    “Company” shall mean Illumina, Inc., a Delaware corporation and any Designated Subsidiary of the Company.
(g)    “Compensation” shall mean all base straight time gross earnings, but exclusive of commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation, unless otherwise determined by the Board. Such Compensation shall be calculated before deduction of (i) any income or employment tax withholdings or (ii) any contributions made by the participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any of its Subsidiaries. The Board shall have the discretion to determine what constitutes Compensation for Employees outside of the United States.
(h)    “Designated Company” shall mean any Subsidiary or Affiliate that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Purchase Plan. For purposes of the Code Section 423(b) Plan, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the Code Section 423(b) Plan shall not be a Designated Company under the Non-423(b) Plan.
(i)    “Employee” shall mean any individual whose customary employment with the Company or a Designated Company for tax purposes is at least twenty (20) hours per week for more than five (5) months in any calendar year. Under the Non-423(b) Component, the definition may also include an individual whose customary employment with the Company or a Designated Company for tax purposes is less than twenty (20) hours per week or for less than five (5) months in any calendar year.
(j)    Enrollment Date” shall mean the first Trading Day of each Offering Period.
(k)    “Exercise Date” shall mean the first Trading Day in February and August of each year.
(l)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing selling price per share for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or
(iv)    For purposes of the Enrollment Date of the first Offering Period under the Purchase Plan, the Fair Market Value shall be the initial price per share at which the Common Stock was sold pursuant to the underwriting agreement for the Company’s initial public offering of the Common Stock.
(m)    “Non-423(b) Plan” shall mean an employee stock purchase plan which is not intended to meet the requirements set forth in Section 423(b) of the Code.
(n)    “Offering Periods” shall mean the periods of approximately twelve (12) months during which an option granted pursuant to the Purchase Plan may be exercised, commencing on the first Trading Day in February and August each year and terminating on the first Trading Day in February or August which is approximately twelve months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Purchase Plan.
(o)    “Purchase Plan” shall mean this 2000 Employee Stock Purchase Plan, which includes a Code Section 423(b) Plan and a Non-423(b) Plan.
(p)    “Purchase Period” shall mean the approximately six month period commencing on one Exercise Date and ending with the next Exercise Date.
(q)    “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.
(r)    “Reserves” shall mean the number of shares of Common Stock covered by each option under the Purchase Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Purchase Plan but not yet placed under option.
(s)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(t)    “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.
3.    Eligibility.
(a)    Any Employee who shall be employed by the Company or a Designated Company on a given Enrollment Date shall be eligible to participate in the Purchase Plan.
(b)    Any provisions of the Purchase Plan to the contrary notwithstanding, no Employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined under Section 423 of the Code at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.    Offering Periods. The Purchase Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day in February and August each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.    Participation.
(a)    An eligible Employee may become a participant in the Purchase Plan by completing a subscription agreement authorizing payroll deductions in a form substantially similar to the form included in Exhibit A to this Purchase Plan and filing it with the Company prior to the applicable Enrollment Date. The Board, in its discretion, may decide that an Employee may submit contributions to the Purchase Plan by means other than payroll deductions.
(b)    Once an eligible Employee becomes a participant in the Purchase Plan, such individual shall remain a participant until he or she terminates such participation as provided in Section 10 hereof, the Purchase Plan terminates or the participant loses his or her status as an Employee.
(c)    An eligible Employee may be enrolled in only one Offering Period at a time.
6.    Payroll Deductions/Contributions.
(a)    At the time a participant files his or her subscription agreement, he or she shall elect to contribute to the Purchase Plan (in the form of payroll deductions or otherwise) on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however that should a pay day occur on an Exercise Date, a participant shall have the contributions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be.
(b)    All contributions made for a participant shall be credited to his or her account under the Purchase Plan and shall be made in whole percentages only. A participant may not make any additional payments into such account unless required to comply with local law.
(c)    A participant may discontinue his or her participation in the Purchase Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions or other contributions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction or contribution rate. The Company may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Purchase Plan administration. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(d)    If by reason of the limitations set forth in Sections 3(b), 7 and 13(a) or in any sub-plan to the Purchase Plan, any option of a Participant does not accrue for a particular Purchase Period, then the contributions that the Participant made during that Purchase Period with respect to such option shall be promptly refunded. In addition, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's contributions may be decreased to one percent (1%) at any time during a Purchase Period. Contributions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
(e)    At the time the option is exercised, in whole or in part, at the time some or all of the Company's Common Stock issued under the Purchase Plan is disposed of, or at any other taxable or tax withholding event, as applicable, the participant must make adequate provision for the Company's or a Subsidiary’s or Affiliate’s applicable tax withholding obligations, if any, which arise upon the taxable or tax withholding event, as applicable. At any time, the Company or a Subsidiary or Affiliate may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company or a Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or a Subsidiary or Affiliate any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. Furthermore, the Company or a Subsidiary or Affiliate may satisfy any tax withholding obligations by any other means set forth in the applicable subscription agreement.
7.    Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of whole shares of the Company's Common Stock determined by dividing such Employee's contributions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 50,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19 taking place after the date of this Purchase Plan), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof or in any sub-plan to the Purchase Plan. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a participant withdraws from the Purchase Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated contributions in his or her account. No fractional shares shall be purchased; any contributions accumulated in a participant's account immediately following the most recent Exercise Date that are not sufficient to purchase a full share shall be returned to the participant after such Exercise Date. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.
(b)    If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Purchase Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Purchase Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Purchase Plan by the Company's stockholders subsequent to such Enrollment Date.
9.    Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or the electronic equivalent representing the shares purchased upon exercise of his or her option.
10.    Withdrawal.
(a)    A participant may withdraw all but not less than all the contributions credited to his or her account and not yet used to exercise his or her option under the Purchase Plan at any time by giving written notice to the Company in a form substantially similar to the form included in Exhibit B to this Purchase Plan. All of the participant's contributions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further contributions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, contributions may not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b)    A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11.    Termination of Option.
(a)    Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.
(b)    Should the participant cease to be an Employee by reason of an approved unpaid leave of absence, then the participant shall have the right, exercisable up until the last business day of the Purchase Period in which such leave commences, to (i) withdraw all the contributions collected for that Purchase Period or (ii) have such funds held for the purchase of shares on his or her behalf on the next scheduled Exercise Date. Upon the participant’s return to active service (A) within ninety (90) days following the commencement of such leave or (B) prior to the expiration of any longer period for which such participant’s right to reemployment with the Company or a Subsidiary or Affiliate is guaranteed by statute or contract, his or her contributions under the Purchase Plan shall automatically resume at the rate in effect at the time the leave began, unless the participant withdraws from the Purchase Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (A) or (B) time period will be treated as a new Employee for purposes of subsequent participation in the Purchase Plan and must accordingly re-enroll in the Purchase Plan (by making a timely filing of the prescribed enrollment forms) on or before the next Enrollment Date.
12.    Interest. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan, unless required by applicable law.

13.    Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof taking place after the date of this Purchase Plan, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Purchase Plan shall be 2,917,892 shares, which consists of the (i) 1,000,000 shares initially reserved under the Purchase Plan and (ii) the 1,917,892 share automatic increase for the fiscal year 2001 pursuant to Section 13(b) below. The Board determined that no automatic increase would take effect for the fiscal year 2002 pursuant to Section 13(b) below.
(b)    The share reserve shall increase annually on the first day of each fiscal year of the Company, beginning for the fiscal year 2001 and ending for the fiscal year 2010, by the number of shares equal to the lesser of (i) 3,000,000 shares, (ii) 3% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board.
(c)    The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
(d)    Shares to be delivered to a participant under the Purchase Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
(e)    All share numbers in this Section 13 give effect to a two-for-one stock split of Common Stock on September 22, 2008.
14.    Administration. The Purchase Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Purchase Plan.
In addition, the Board or its committee may adopt rules, procedures or sub-plans relating to the operation and administration of the Purchase Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board or its committee is specifically authorized to adopt rules, procedures or sub-plans regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Purchase Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.
Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.
15.    Designation of Beneficiary.
(a)    Unless otherwise determined by the Board, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Purchase Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, unless otherwise determined by the Board, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Purchase Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)    Unless otherwise determined by the Board, such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Purchase Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipients of the shares and/or cash under applicable law.
16.    Transferability. Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.    Use of Funds. All contributions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such contributions, unless required by applicable law.
18.    Reports. Individual accounts shall be maintained for each participant in the Purchase Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves (including the number of shares automatically added annually to the Purchase Plan pursuant to Section 13(a)(i)), the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.    Amendment or Termination.
(a)    The Board may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors immediately following any Exercise Date if the Board determines that the termination of the Offering Period or the Purchase Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding or contributing to the Purchase Plan in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Purchase Plan.
(c)    In the event the Board determines that the ongoing operation of the Purchase Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Purchase Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(ii)    shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
(iii)    allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Purchase Plan participants.

21.    Notices. All notices or other communications by a participant to the Company under or in connection with the Purchase Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.    Code Section 409A. The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Plan is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or a committee appointed by the Board. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Purchase Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.
24.    Term of Purchase Plan. The Purchase Plan shall become effective on the effective date of the Registration Statement. Unless sooner terminated by the Board, the Purchase Plan shall terminate upon the earliest to occur of (a) the purchase of shares on the Exercise Date coincidental with the first Trading Day in August 2020, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been sold pursuant to options exercised under the Purchase Plan or (iii) the date on which all options are exercised in connection with a dissolution or liquidation pursuant to Section 19(b) hereof or a merger or asset sale pursuant to Section 19(c) hereof. No further options shall be granted or exercised, and no further contributions shall be collected, under the Purchase Plan following such termination.
25.    Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date for that Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically enrolled in the new Offering Period beginning coincident with such Exercise Date.
26.    At Will Employment. Nothing in the Purchase Plan shall confer upon the participant any right to continue in the employ of the Company or any Subsidiary or Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person) or of the participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
27.    Severability. If any particular provision of this Purchase Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Purchase Plan, but the Purchase Plan shall be construed in all respects as if such invalid provision had been omitted.
28.    Governing Law. Except to the extent that provisions of this Purchase Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Purchase Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without regard to any provisions of Delaware law relating to the conflict of laws.